SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                      _______________________

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                Date of Report:  December 1, 1997
                (Date of earliest event reported)


                    FEDERAL-MOGUL CORPORATION
     (Exact name of registrant as specified in its charter)


                            Michigan
       (State or other jurisdiction of incorporation)


       1-1511                             38-0533580
(Commission File Number)      (IRS Employer Identification Number)


26555 Northwestern Highway, Southfield, Michigan       48034
   (Address of principal executive offices)          (Zip Code)


                         (248) 354-7700
       (Registrant's telephone number including area code)






The total number of pages is 3

                INFORMATION TO BE INCLUDED IN REPORT


ITEM 9.   Sales of Equity Securities Pursuant to Regulation S

     On December 1, 1997 Federal-Mogul Corporation (the "Corporation") closed on a $500 million private issue of 10,000,000 shares of 7% Trust Convertible Preferred Securities (the "Preferred Securities") with a liquidation value of $50.00 per convertible security. Morgan Stanley Dean Witter acted as the Underwriter and Initial Purchaser of the Preferred Securities (the "Initial Purchaser").

     The aggregate offering price was equal to $500 million and the Corporation granted to the Initial Purchaser an option to purchase an additional 1,500,000 Preferred Securities to cover over-allotments, if any. The Initial Purchaser was paid a commission equal to three percent (3%) of the total offering price. The Preferred Securities have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Sales have only been made to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside of the United States in compliance with Regulation S under the Securities Act.

     The Preferred Securities will be convertible, at the option of the holders thereof, any time beginning 90 days following the latest date of original issuance of any Preferred Securities through the close of business on the business day prior to the maturity date of the related convertible subordinated debentures (or, in the case of Preferred Securities called for redemption, prior to the close of business on the business day prior to the redemption date), at the option of the holders thereof, and in the manner described below, into shares of the Corporation's Common Stock at an initial conversion rate of .9709 shares of the Corporation's Common Stock for each Preferred Security (equivalent to a Conversion Price of $51.50 per share of the Corporation's Common Stock), subject to certain adjustments as more fully described in the Offering Memorandum for the Preferred Securities. The Conversion Price will be reset if the Corporation's offer to purchase T&N plc (the "Offer") is withdrawn or if the Offer is not declared unconditional in all respects on or prior to September 25, 1998. Within one business day after the date (the "Date of Non-Completion") which is the earlier of (a) the date of such withdrawal or (b) September 25, 1998, if the Offer is not declared unconditional in all respects, the Corporation will provide notice of such occurrence to the holders of the Preferred Securities. Effective as of the fourteenth Trading Day following the Date of Non-Completion, the Conversion Price of the Preferred Securities will be adjusted to the lower of (a) the Conversion Price in effect immediately prior to the Date of Non-Completion and (b) the product of (i) the average of the daily closing prices of the Corporation's Common Stock during the ten consecutive trading days beginning on the third trading day after the Date of Non-Completion and (ii)
1.239 (which represents the initial Conversion Price divided by the reported last sale price of a share of the Corporation's Common Stock on the New York Stock Exchange on November 24, 1997 (the "Ratio")); provided, that in no event shall the Conversion Price be reset to less than $41.51 ($33 1/2, the reported last sale price of a share of the Corporation's Common Stock on September 25, 1997, the last Trading Day prior to the first announcement relating to the Offer, multiplied by the Ratio).


                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                FEDERAL-MOGUL CORPORATION



                                By:  /s/Diane L. Kaye
                                        Diane L. Kaye
                                Title:  Vice President,
                                        General Counsel
                                        and Secretary


Dated:  December ___, 1997